Exhibit 5.1

September 3, 2021

Pixelworks, Inc.

16760 SW Upper Boones Ferry Road, Suite 101

Portland, Oregon 97224

Ladies and Gentlemen:

We have acted as special Oregon counsel to Pixelworks, Inc., an Oregon corporation (the “Company”), in connection with its filing on September 3, 2021 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-249934) (the “Registration Statement”) filed on November 6, 2020 and a Prospectus Supplement (the “Prospectus Supplement”) to the Registration Statement, and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of the Company’s common stock, par value $0.001 per share, with an aggregate offering price of up to $20,116,986 (the “Shares”), pursuant to the Sales Agreement between the Company and Cowen and Company, LLC, acting as agent, dated June 5, 2020 (the “Sales Agreement”).

Reference is made to our opinion letter dated November 6, 2020 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the Prospectus Supplement. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement other than as expressly stated herein with respect to the issuance of the Shares.

In so acting, we have examined the Registration Statement, the Prospectus Supplement, the resolutions adopted by, and the meeting minutes of, the Board of Directors of the Company relating to the offering of the Shares, and such other documents, corporate records, certificates of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed appropriate as a basis for the opinion hereinafter set forth.

Pixelworks, Inc.

September 3, 2021

In such examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or scanned copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers of the Company and others.

We have also assumed (i) the Registration Statement and any subsequent amendments (including post-effective amendments and prospectus supplements) are effective and comply with all applicable laws; (ii) all Shares will be issued and sold in the manner specified in the Prospectus Supplement in compliance with applicable federal and state securities laws; (iii) the Sales Agreement has been duly authorized and validly executed and delivered by Cowen and Company, LLC; (iv) sufficient Shares remain available and not otherwise reserved for issuance; and (v) certificates representing the Shares will be duly executed, countersigned, registered and delivered (or non-certificated Shares will be properly issued) in accordance with the Sales Agreement for the consideration approved by the Board of Directors of the Company which shall be not less than the par value of the Shares.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered as authorized by the Board of Directors of the Company from time to time and, upon payment therefor in the manner contemplated by the Sales Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate law of the State of Oregon. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Our opinion is provided as of the date hereof, and we undertake no obligation to advise you of any change in any matter set forth herein.

Pixelworks, Inc.

September 3, 2021

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

TPP/BAJ

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